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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): APRIL 15, 2004


                                LINK ENERGY LLC
             (Exact name of registrant as specified in its charter)


          DELAWARE                     000-50195                76-0424520
(State or other jurisdiction          (Commission             (IRS Employer
     of incorporation)                File Number)         Identification No.)



2000 WEST SAM HOUSTON PARKWAY SOUTH, SUITE 400, HOUSTON,
                      TEXAS                                       77042
      (Address of principal executive offices)                  (Zip Code)



       Registrant's telephone number, including area code: (713) 993-5200

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ITEM 5.           OTHER EVENTS AND REGULATION FD DISCLOSURE

                  Today, pursuant to Section 5.19 of the Indenture dated as of March 1, 2003 relating to the 9% Senior Notes due 2010 (the "Notes") of Link Energy LLC (the "Company"), by and among the Company, certain of its subsidiaries and the Bank of New York, as Trustee, the Company sent a notice of an offer to repurchase to each of the holders of the Notes. While the terms of this offer to repurchase were identical for all holders, the Company used two different forms of notice in light of the fact that some holders hold their Notes through The Depositary Trust Company and others do not. A copy of the notices of offer to repurchase are attached hereto as Exhibits 99.1 and 99.2.

                  The above information is being furnished under Item 5 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits.

         The following exhibits are furnished herewith:

99.1 Notice of Offer to Repurchase to holders of Notes not holding through The Depositary Trust Company

99.2 Notice of Offer to Repurchase to holders of Notes holding through The Depositary Trust Company


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                                   SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  April 15, 2004                       LINK ENERGY LLC



                                            By:  /s/ H. Keith Kaelber
                                                 ------------------------------
                                                 H. Keith Kaelber
                                                 Executive Vice President and
                                                 Chief Financial Officer


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                                 EXHIBIT INDEX

EXHIBIT NUMBER           EXHIBIT DESCRIPTION
--------------           -------------------

    99.1 Notice of Offer to Repurchase to holders of Notes not holding through The Depositary Trust Company

    99.2 Notice of Offer to Repurchase to holders of Notes holding through The Depositary Trust Company


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